SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2004

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 3.1

ITEM 5. OTHER EVENTS

     On August 16, 2004, we appointed Lydia H. Kennard as an independent director to our board of directors. In connection with this appointment, we amended our bylaws to, among other things, increase our board size from nine members to ten members. Our amended bylaws are attached as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit Number	Description
3.1	Fourth Amended and Restated Bylaws of AMB Property Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: August 17, 2004	By:	/s/ Michael A. Coke
Michael A. Coke
CFO and Executive Vice President

Exhibits

Exhibit Number	Description
3.1	Fourth Amended and Restated Bylaws of AMB Property Corporation